Exhibit 10.1
                                                                 ------------

                              MEREDITH CORPORATION

                                  NONQUALIFIED
                               STOCK OPTION AWARD




     You have been selected to be a Participant in the 1996 Meredith Corporation Stock Incentive Plan (the "Plan"), as specified below:

     OPTIONEE:  William T. Kerr
     DATE OF GRANT:  August 13, 1997
     DATE OF EXPIRATION:  August 12, 2007
     NUMBER OF SHARES COVERED BY THIS AWARD:  85,000
     OPTION PRICE:  $29.875

THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Meredith Corporation, an Iowa corporation (the "Company") and the Optionee named above pursuant to the provisions of the Plan. The parties hereto agree as follows:

     1. Grant of Stock Option. The Company hereby grants to Optionee the Option to purchase the number of shares of Common Stock of the Company, $1.00 par value ("Common Stock") set forth above at the stated Option Price, which is 100% of the Fair Market Value on the Date of Grant, subject to the terms and conditions of the Plan and this Agreement.

     2. Exercise of Stock Options. As long as the vesting requirements provided herein are met and the Option has not otherwise terminated or expired, the Optionee may exercise in whole or in part this Option at any time after the passage of six months from the Date of Grant. The Option shall vest with respect to all shares covered by this award on February 12, 2007, provided, however, that the Option will vest prior to such date with respect to all or a portion of the shares covered by this Grant in accordance with the attached Exhibit A.

     3. Procedure for Exercise of Options. This Option may be exercised by giving written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice (a) shall be signed by the Optionee or his legal representative; (b) shall specify the number of full shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the shares to be purchased, shall contain a representation of Optionee that the shares of Common Stock are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the shares of Common Stock may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the shares to be purchased and Optionee's copy of this Agreement.


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     The Option Price upon exercise of this Option shall be payable to the
Company in full either (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); (b) by tendering or certifying to the ownership of previously acquired shares held for at least six (6) months having an aggregate Fair Market Value at the time of exercise equal to the total price of the shares for which the Option is being exercised; (c) by a combination of (a) and (b); (d) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to Company; or (e) by such other methods of payment as the Committee at its discretion deems appropriate.

     As promptly as practicable after receipt of such notice and payment, the Company shall cause to be issued and delivered to the Optionee or his or her legal representative, as the case may be, certificates for the shares so purchased. The Company shall maintain a record of all information pertaining to Optionee's rights under this Agreement, including the number of shares for which this Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     4. Termination of Employment by Death. (a) If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of death prior to August 12, 2000, this Option shall continue to be subject to the vesting schedule described in Exhibit A, notwithstanding the termination of employment. In such case, Optionee's beneficiary (or such persons that have acquired Optionee's rights under the Option by will or by the laws of descent and distribution) shall have the right to exercise this Option following the death of Optionee for a period ending on the earlier of (i) the Date of Expiration set forth above, or (ii) four years following the date of death. (b) If at the date of Optionee's death, this Option is exercisable, then Optionee's beneficiary (or such persons that have acquired Optionee's rights under the Option by will or by the laws of descent and distribution) shall have the same right to exercise this Option as Optionee had during his or her lifetime, for a period ending on the Date of Expiration set forth above.


     5. Termination of Employment by Disability. (a) If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of Disability (as defined in the Plan) prior to August 12, 2000, this Option shall continue to be subject to the vesting schedule described in Exhibit A, notwithstanding the termination of employment. In which event, Optionee (or Optionee's representative) shall have the right to exercise this Option following his or her date of employment termination for a period ending on the earlier of (i) the Date of Expiration set forth above, or (ii) four years following the employment termination date. (b) If at the effective date of Optionee's Disability this Option is exercisable, then Optionee (or Optionee's representative) shall have the same right to exercise this Option as Optionee had during his or her employment for a period ending on the Date of Expiration set forth above.

     6. Termination of Employment by Retirement. (a) If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of Retirement (as defined under the then established rules of the Company's tax-qualified retirement plans) prior to August 12, 2000, this Option shall continue to be subject to the vesting schedule described in Exhibit A,

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notwithstanding the termination of employment.  In which event, Optionee shall have the right to exercise this Option following his or her Retirement date for a period ending on the earlier of (i) the Date of Expiration set forth above, or (ii) four years following the Retirement date. (b) If at the effective date of Optionee's Retirement this Option is exercisable, then Optionee (or Optionee's representative) shall have the same right to exercise this Option as Optionee had during his or her employment for a period ending on the Date of Expiration set forth above.

     7. Termination of Employment for Other Reasons. If, without having fully exercised this Option, Optionee's employment with the Company is terminated for reasons other than his or her death, Disability or Retirement, then Optionee's rights under this Option shall terminate. However, the Committee, in its sole discretion, shall have the right to allow for an exercise period of up to 30 days after the date of such termination, provided that, in no event shall this extension period continue beyond the Date of Expiration set forth above. In addition, any such extension shall be applicable only to the extent that this Option is exercisable at the date of termination of employment.

     8. Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Optionee may transfer this Option, in whole or in part, to members of Optionee's immediate family or trusts or family partnerships for the benefit of such persons, provided, that Optionee receive the advance written permission of the Company to make such a transfer and to further notify the Company upon the completion of the transfer. Further, this Option shall be exercisable during Optionee's lifetime only by Optionee, Optionee's legal representative or permitted transferee.

     9. Adjustments in Authorized Shares. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the number of shares to be delivered under this Option and the price of the shares subject to this Option shall be equitably adjusted so that the aggregate consideration payable to the Company, if any, shall not be changed. In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock of the Company being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), the Optionee shall have the right to receive upon exercise of this Option the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Option, as the case may be, immediately prior to such Acquisition.

     The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

     10. Change in Control. Immediately upon a change in control of the Company all outstanding Options shall become exercisable. For purposes hereof, a change in control of the Company shall be deemed to have occurred on the first to occur of any of the following dates:

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     (a)  on the date the Board of Directors of the Company votes to approve and recommends a stockholder vote to approve.

          (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock and Class B Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Common Stock and Class B Stock immediately prior to the consolidation or merger have at least a majority of the ownership in and voting power of the surviving corporation immediately after the consolidation or merger; or

          (ii) any sale, lease, exchange or other transfer (in one transaction or a series or related transactions) of all, or substantially all, of the assets of the Company; or

         (iii) any plan or proposal for the liquidation or dissolution of the Company; or

     (b) on the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than the Company's Savings and Investment Plan or similar successor plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the outstanding voting power of the Company except as a result of actions beyond the control of such person, including, without limitation, as a result of a shift in voting power of the Company as a result of the conversion by other persons of their Class B Stock into Common Stock; or

     (c) on the date, during any period of twenty-four (24) consecutive months on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of each new director comprising the majority was approved by a vote of at least a 2/3 majority of the Directors still in office who were Directors at the beginning of the period.

     Notwithstanding anything to the contrary contained herein, no change in control shall be deemed to have occurred for the purpose of this Plan by virtue of any combination or agreement among shareholders of the Company who are descendants of E. T. Meredith, the founder of the Company, or trusts for the benefit of such persons.

     11. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to this Agreement until such time as the purchase price has been paid and the shares have been issued and delivered to him or her.

     12. Continuation of Employment. This Agreement shall not confer upon Optionee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her employment at any time.


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     13.  Fair Market Value.  For the purposes of this Agreement, Fair Market
Value shall mean the average of the high and low market prices at which a share of the Company common stock shall have traded on the valuation date or on the next preceding trading date if the valuation date is not a trading day as reported in the Midwest edition of The Wall Street Journal.

     14.  Miscellaneous.

     (a) This Agreement and the rights of Optionee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

     (b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Optionee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. All terms used herein shall have the same meaning as in the Plan document.

     (c) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect Optionee's rights under this Agreement.

     (d) (i) The Company shall have the authority to deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including Optionee's FICA obligation) required by law to be withheld with respect to any exercise of Optionee's rights under this Agreement without Optionee's written consent.

         (ii) Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable and in writing, and shall be signed by Optionee in advance of the day that the transaction becomes taxable.

     (e) Optionee agrees to take all steps necessary to comply with all applicable provisions of Federal and state securities law in exercising Optionee's rights under this Agreement.

     (f) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

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     (g)  This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (h) To the extent not preempted by Federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Iowa.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.



                                 MEREDITH CORPORATION



                                 By:    /s/ Jack D. Rehm
                                     ----------------------
                                         Jack D. Rehm
                                 Its:  Chairman of the Board


   /s/ William T. Kerr
-------------------------
Optionee, William T. Kerr
300 Walnut, #2405
Des Moines, IA 50309

Social Security Number: ###-##-####

























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                                   EXHIBIT A


The vesting of the Options, or a portion thereof, will accelerate to August 12, 2000, in the event:

A. The compounded annual growth Company's Earnings Per Share (EPS) from the fiscal year ended June 30, 1997, to the fiscal year ended June 30, 2000, is at the level identified in the following chart:

                    EPS GROWTH(1)          NUMBER OF VESTED
                                              OPTIONS (2)
                    -------------          ----------------

                        0 - 12.99%                   0
                    13.0% - 13.99%              28,400
                    14.0% - 14.99%              56,700
                    15.0% -                     85,000

     (1) The Company's EPS compounded annual growth rate over the three-year period ending June 30, 2000.

          The Company's Earnings Per Share is calculated as follows:

          Company's Earnings for the fiscal year   =   Earnings Per Share (EPS)
          --------------------------------------
          Average outstanding shares (including common,
          Class B and dilutive effect of all outstanding options)

             The "Company's Earnings" for the fiscal year shall be defined as net earnings from continuing operations prior to special items.

             For example, to achieve a 15.0% compounded annual growth rate of 15%, the Company's EPS for fiscal year 2000 must equal or exceed $1.86.

     (2) The number of Options granted under this Agreement, which vesting will accelerate to August 12, 2000, if the Company achieves the corresponding EPS compounded annual growth rate and the other conditions of this Agreement, including this Exhibit A, are met.

AND

B. The Company maintains an average Return on Equity (ROE) of 15% over the Company's three fiscal years ending June 30, 2000, as follows:

    The Company's ROE for each of the three fiscal years ending June 30, 1998, June 30, 1999, and June 30, 2000, are calculated by the following formula:

       Company's Earnings (as defined above) for the fiscal year = ROE
       ---------------------------------------------------------
       Shareholder's Equity (amount of shareholders' investment in Company as of the applicable June 30)

    The Company's ROE for the three fiscal years are then averaged together to determine the average ROE for the three-year period ending June 30, 2000.


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